EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Trustees and Shareholders

Lexington Realty Trust:

We consent to the use of our reports as follows, which are all incorporated herein by reference in the registration statements of Vornado Realty Trust, as listed in Appendix I:

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Report dated March 1, 2009, except for notes 2, 3, 6, 10, 12, 13, 20 and 21, which are as of August 31, 2009, with respect to the consolidated balance sheets of Lexington Realty Trust and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, included in the Company’s Current Report on Form 8-K dated September 1, 2009, which amends the Company’s 2008 Form 10-K. Our report refers to the retrospective adjustment of the aforementioned consolidated financial statements because of the Company’s adoption in 2009 of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51, and FASB Staff Position EITF 03-06-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. The consolidated financial statements of Lex-Win Concord LLC (Concord), a 50 percent-owned investee company, were audited by other auditors whose report has been furnished to us, and our opinion on the Company’s consolidated financial statements, insofar as it relates to the amounts included for Concord, is based solely on the report of the other auditors.

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Report dated March 1, 2009 with respect to the effectiveness of internal control over financial reporting as of December 31, 2008, included in the Company’s Annual Report on Form 10-K dated March 2, 2009.

/s/ KPMG LLP

New York, New York

October 13, 2009

Appendix I

Registration statements of Vornado Realty Trust:

Registration Statement No. 333-68462 on Form S-8

Amendment No. 1 to Registration Statement No. 333-36080 on Form S-3

Registration Statement No. 333-64015 on Form S-3

Amendment No.1 to Registration Statement No. 333-50095 on Form S-3

Registration Statement No. 333-52573 on Form S-8

Registration Statement No. 333-29011 on Form S-8

Registration Statement No. 333-09159 on Form S-8

Registration Statement No. 333-76327 on Form S-3

Amendment No.1 to Registration Statement No. 333-89667 on Form S-3

Registration Statement No. 333-81497 on Form S-8

Registration Statement No. 333-102216 on Form S-8

Amendment No.1 to Registration Statement No. 333-102215 on Form S-3

Amendment No.1 to Registration Statement No. 333-102217 on Form S-3

Registration Statement No. 333-105838 on Form S-3

Registration Statement No. 333-107024 on Form S-3

Registration Statement No. 333-109661 on Form S-3

Registration Statement No. 333-114146 on Form S-3

Registration Statement No. 333-114807 on Form S-3

Registration Statement No. 333-121929 on Form S-3

Amendment No. 1 to Registration Statement No. 333-120384 on Form S-3

Registration Statement No. 333-126963 on Form S-3

Registration Statement No. 333-139646 on Form S-3

Registration Statement No. 333-141162 on Form S-3

Registration Statement No. 333-150592 on Form S-3

Registration Statement No. 333-150593 on Form S-8

Joint registration statements of Vornado Realty Trust and Vornado Realty L.P. :

Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3

Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3

Registration Statement No. 333-108138 on Form S-3

Registration Statement No. 333-122306 on Form S-3

Registration Statement No. 333-138367 on Form S-3